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                                        Exhibit 10.4





                                        December 18, 2001


Judith Rodin, PhD.
President
University of Pennsylvania
100 College Hall
Philadelphia, PA   19104

Dear Judith:

          This will confirm the following agreement relating to the deferral of your directors' fees and retainers in 2002:

          1. All directors' fees and retainers ("Fees") payable to you in connection with your service on the boards of directors (including committees of such boards) of AMR Corporation and American Airlines, Inc. for the period January 1, 2002 through December 31, 2002, will be deferred and paid to you in accordance with this letter agreement:

          2. Fees will be converted to Stock Equivalent Units in accordance with the Directors' Stock Equivalent Purchase Plan, a copy of which is attached hereto as Exhibit A (the "Plan").

          3. Upon your retirement from the Board of Directors of AMR the Stock Equivalent Units accrued pursuant to the Plan will be converted to cash and paid to you by multiplying the number of Stock Equivalent Units as of the date of your retirement by the arithmetic mean of the high and low of AMR stock ("fair market value") during the calendar month immediately preceding such retirement date. Such payment will occur within 30 days of your retirement date.

          4. AMR's obligation to make payments pursuant to paragraph 3 hereof will not be released or modified by reason of your death. In such event, the number of Stock Equivalent Units as of your date of death will be multiplied by the fair market value of AMR stock during the calendar month immediately preceding your death, and the amount paid to the Trustees under your Revocable Agreement of Trust, dated September 15, 1997, as amended November 3, 1997, Judith Rodin Settlor and Trustee.



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          If   the  foregoing  is  satisfactory  to  you,  please
indicate by signing one of the originals (two are enclosed) and returning it to me.

                                        Very truly yours,




                                        Charles D. MarLett
                                        Corporate Secretary




Accepted and agreed:





Judith Rodin




Date